Exhibit 16.1

October 22, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Channell Commercial Corporation’s Form 8-K dated October 16, 2007, and have the following comments:

1.             We agree with the statements made in paragraphs 1, 3-5 and 7-8.

2.             We have no basis on which to agree or disagree with the statements made in paragraphs 2, 6, 9 and 10.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP